Exhibit 99.1

OpGen Expands Partnership with New York State Department of Health and IDC to Detect Antimicrobial-Resistant Infections

•	Collaboration with NYS Department of Health’s Wadsworth Center continues for second year term
•	Project to utilize OpGen’s Acuitas® AMR Gene Panel and Acuitas Lighthouse® Software within digital health and precision medicine platform at multiple healthcare institutions

GAITHERSBURG, Md. June 3, 2020 – OpGen, Inc. (Nasdaq: OPGN) announced today that its strategic collaboration with the New York State Department of Health (“DOH”) to develop a state-of-the-art solution to detect, track, and manage antimicrobial-resistant infections at healthcare institutions statewide is entering into its second year expansion phase. Having successfully achieved all of the milestones of the first year pilot phase for the development of an infectious disease digital health and precision medicine platform that connects healthcare institutions to DOH and uses genomic microbiology for statewide surveillance and control of antimicrobial resistance, OpGen will continue to work together with DOH’s Wadsworth Center, participating healthcare systems, and collaborators such as Infectious Disease Connect, Inc. (IDC), which recently combined with ILÚM Health Solutions, to expand the reach of the platform, increase the volume of testing, and enhance data collection.

The DOH, OpGen, IDC and all stakeholders will continue to work collaboratively to demonstrate that a sustainable, flexible infectious diseases reporting, tracking and surveillance tool for antimicrobial resistance can be applied across New York State. The second-year expansion phase will build on the successes and experience of the first year pilot phase while focusing on accomplishing the goal of this visionary effort to improve patient outcomes and save healthcare dollars by integrating real-time epidemiologic surveillance with rapid delivery of antibiotic resistance results to care-givers via web-based and mobile platforms. OpGen is providing its Acuitas® AMR Gene Panel for rapid detection of multidrug-resistant bacterial pathogens along with its Acuitas Lighthouse® Software for high resolution pathogen tracking. The second year contract includes a quarterly retainer-based project fee as well as volume-dependent per test fees for a total contract value of up to $450,000 to OpGen.

“We are excited and grateful that despite the continued threat of the COVID-19 pandemic which has hit New York State harder than any other place in the world, the Department of Health of New York State and the Wadsworth Center continue to work with us and have expanded their partnership for a second year, adding up to 3,500 AMR Gene Panel tests to be run,” commented Oliver Schacht, CEO of OpGen. “The quick spread of antimicrobial resistant superbugs across our healthcare systems is lurking below the current medical crisis. We anticipate that with our innovative diagnostic solutions we will be able to proactively identify such pathogens leading to early intervention and lifesaving treatment. A further project expansion of this nature may include the exploration of ways to achieve SARS-CoV-2 tracking.”

Paul Edwards, Chief Strategy Officer at IDC commented, “Our collaboration with OpGen allows us to not only identify bacteria and antimicrobial resistance down to the gene level but also to identify new or significant results versus phenotypic results alone. This molecular epidemiology capability in turn is critical in order to rapidly identify new clusters and outbreaks which otherwise would be missed and could potentially lead to outbreaks of hospital superbugs.”

The precision medicine solutions provided by OpGen to accomplish the project goals are:

•	The OpGen Acuitas AMR Gene Panel, a distributed, rapid diagnostics platform capable of detecting and identifying multidrug-resistant bacterial pathogens in under three hours and for use with the Acuitas Lighthouse Software. Together, these products can help to rapidly identify and locate antibiotic resistance threats in healthcare institutions and networks. Both systems are commercially available for Research Use Only (RUO) and the Acuitas AMR Gene Panel for use with bacterial isolates is pending an expected near term FDA clearance decision.
•	The OpGen Acuitas Lighthouse Software includes Acuitas Lighthouse epidemiology dashboards with high-resolution pathogen tracking through healthcare facilities, to cities, regions, as well as the entire state.

Wadsworth Center Director Dr. Jill Taylor said, "Under Governor Cuomo's leadership, New York State continues to lead the nation in addressing the threat of antimicrobial resistance. Working with our private-sector partners, the Wadsworth Center is able to further advance our mission to improve the public health of all New Yorkers.”

About Antimicrobial-resistant Infections

The Centers for Disease Control and Prevention estimates that annually in the United States we face 2.8 million infections with 35,000 deaths and $49 billion in lost productivity – all attributable to antibiotic resistant infections. Among the infectious diseases the parties are working to address are carbapenem-resistant Enterobacteriaceae (CRE) bacteria; they are untreatable and hard-to-treat infections on the rise among patients in medical facilities. CREs have become resistant to all or nearly all the antibiotics we have today. Almost half of hospital patients who get bloodstream infections from CRE bacteria die from the infection. The CDC has classified CRE’s as one of three urgent threats to the public health.

About Wadsworth Center Laboratories

The Wadsworth Center laboratories stand at the forefront of biomedical and environmental sciences and their interplay. The Center serves a vital role in the New York State Department of Health’s efforts to protect and promote the health of New York’s citizens. Building on more than a century of excellence as the state’s public health laboratory, the Center continues as a premier biomedical institute that merges clinical and environmental testing with fundamental, applied and translational research. Today, Wadsworth Center scientists use both classical and contemporary approaches to study environmental and biological questions related to human health and disease. They develop advanced methods to identify microbial or chemical threats; study drug resistance, emerging infections, and environmental exposures; manage the country’s most comprehensive diagnostic and environmental testing laboratory permit program; oversee extramural research programs on stem cells, breast cancer and spinal cord injury; and train the next generation of scientists through undergraduate, graduate, postdoctoral and visiting scientist programs.

About OpGen Inc.

OpGen, Inc. (Gaithersburg, MD, USA) is a precision medicine company harnessing the power of molecular diagnostics and bioinformatics to help combat infectious disease. Along with our subsidiaries, Curetis GmbH and Ares Genetics GmbH, we are developing and commercializing molecular microbiology solutions helping to guide clinicians with more rapid and actionable information about life threatening infections to improve patient outcomes, and decrease the spread of infections caused by multidrug-resistant microorganisms, or MDROs. OpGen’s product portfolio includes Unyvero, Acuitas AMR Gene Panel and Acuitas Lighthouse, and the ARES Technology Platform including ARESdb, using NGS technology and AI-powered bioinformatics solutions for antibiotic response prediction.

For more information, please visit www.opgen.com.

Forward-Looking Statements

This press release includes statements regarding OpGen’s second year project phase with the New York State DOH. These statements and other statements regarding OpGen’s future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, our ability to successfully, timely and cost-effectively develop, seek and obtain regulatory clearance for and commercialize our product and services offerings, our ability to successfully complete the second phase of the project with the New York State DOH, the rate of adoption of our products and services by hospitals and other healthcare providers, the realization of expected benefits of our business combination transaction with Curetis GmbH, the success of our commercialization efforts, the impact of COVID-19 on the Company’s operations, financial results, and commercialization efforts as well as on capital markets and general economic conditions, the effect on our business of existing and new regulatory requirements, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review our filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

OpGen:
Oliver Schacht
President and CEO
InvestorRelations@opgen.com

OpGen Press Contact:
Matthew Bretzius
FischTank PR
matt@fischtankpr.com

OpGen Investor Contact:
Joe Green
Edison Group
jgreen@edisongroup.com